Exhibit 10.3

FORM OF INCENTIVE STOCK OPTION AGREEMENT

DICERNA PHARMACEUTICALS, INC.

AGREEMENT made as of                     , between Dicerna Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, and                     , an employee of the Company (the “Employee”).

WHEREAS, the Company desires to grant to the Employee an Option to purchase shares of its common stock, $.0001 par value per share (the “Shares”), under and for the purposes set forth in the Company’s 2007 Employee, Director and Consultant Stock Plan, as amended and/or restated from time to time (the “Plan”);

WHEREAS, the Company and the Employee understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Employee each intend that the Option granted herein qualify as an ISO.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.	GRANT OF OPTION.

The Company hereby grants to the Employee the right and option to purchase all or any part of an aggregate of                      (            ) Shares, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference. The Employee acknowledges receipt of a copy of the Plan.

2.	PURCHASE PRICE.

The purchase price of the Shares covered by the Option shall be $         per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares (the “Purchase Price”). Payment shall be made in accordance with Paragraph 8 of the Plan.

3.	EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become exercisable as follows:

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

4.	TERM OF OPTION.

The Option shall terminate ten years from the date of this Agreement or, if the Employee owns as of the date hereof more than 10% of the total combined voting power of all classes of capital stock of the Company or an Affiliate, five years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

If the Employee ceases to be an employee of the Company or of an Affiliate (for any reason other than the death or Disability of the Employee or termination of the Employee’s employment for “cause” (as defined in the Plan), the Option may be exercised, if it has not previously terminated, within three months after the date the Employee ceases to be an employee of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of employment.

Notwithstanding the foregoing, in the event of the Employee’s Disability or death within three months after the termination of employment, the Employee or the Employee’s Survivors may exercise the Option within one year after the date of the Employee’s termination of employment, but in no event after the date of expiration of the term of the Option.

In the event the Employee’s employment is terminated by the Company for “cause” (as defined in the Plan), the Employee’s right to exercise any unexercised portion of this Option shall cease immediately as of the time the Employee is notified his employment is terminated for “cause,” and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Employee’s termination as an employee, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Employee’s termination, the Employee engaged in conduct which would constitute “cause,” then the Employee shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Employee, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Employee’s termination of employment or, if earlier, within the term originally prescribed by the Option. In such event, the Option shall be exercisable:

(a)	to the extent that the Option has become exercisable but has not been exercised as of the date of Disability; and

(b)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Employee not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

In the event of the death of the Employee while an employee of the Company or of an Affiliate, the Option shall be exercisable by the Employee’s Survivors within one year after the date of death of the Employee or, if earlier, within the originally prescribed term of the Option. In such event, the Option shall be exercisable:

(x)	to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Employee not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Employee’s date of death.

5.	METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option. Payment of the purchase price for such Shares shall be made in accordance with Paragraph 8 of the Plan. The Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.	PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.	NON-ASSIGNABILITY.

The Option shall not be transferable by the Employee otherwise than by will or by the laws of descent and distribution. The Option shall be exercisable, during the Employee’s lifetime, only by the Employee (or, in the event of legal incapacity or incompetency, by the Employee’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8.	NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Employee shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Employee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.	ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10.	TAXES.

The Employee acknowledges that any income or other taxes due from him with respect to this Option or the Shares issuable pursuant to this Option shall be the Employee’s responsibility.

The Employee acknowledges and agrees that (i) the Employee was free to use professional advisors of his or her choice in connection with this Agreement, has received advice from his or her professional advisors in connection with this Agreement, understands its meaning and import, and is entering into this Agreement freely and without coercion or duress; (ii) the Employee has not received and is not relying upon any advice, representations or assurances made by or on behalf of the Company or any Affiliate or any employee of or counsel to the Company or any Affiliate regarding any tax or other effects or implications of the Option, the Shares or other matters contemplated by this Agreement and (iii) neither the Company its Affiliates, nor any of its officers or directors, shall be held liable for any applicable costs, taxes, or penalties associated with the Option if, in fact, the Internal Revenue Service were to determine that the Option constitutes deferred compensation under Section 409A of the Code.

In the event of a Disqualifying Disposition (as defined in Section 16 below) or if the Option is converted into a Non-Qualified Option and such Non-Qualified Option is exercised, the Company may withhold from the Employee’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Employee on exercise of the Option. The Employee further agrees that, if the Company does not withhold an amount from the Employee’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount under-withheld.

11.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a)	The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

“The shares represented by this certificate are subject to restrictions set forth in an Incentive Stock Option Agreement dated                      with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

(b)	If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.	RESTRICTIONS ON TRANSFER OF SHARES.

12.1 The Shares acquired by the Employee pursuant to the exercise of the Option granted hereby shall not be transferred by the Employee except as permitted herein.

12.2 In the event of the Employee’s termination of employment for any reason, the Company shall have the option, but not the obligation, to repurchase all or any part of the Shares issued pursuant to this Agreement (including, without limitation, Shares purchased after termination of employment, Disability or death in accordance with Section 4 hereof). In the event the Company does not, upon the termination of employment of the Employee (as described above), exercise its option pursuant to this Section 12.2, the restrictions set forth in the balance of this Agreement shall not thereby lapse, and the Employee for himself, his heirs, legatees, executors, administrators and other successors in interest, agrees that the Shares shall remain subject to such restrictions. The following provisions shall apply to a repurchase under this Section 12.2:

(i)	The per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Section 12.2 shall be equal to the Fair Market Value of each such Share determined in accordance with the Plan as of the date of termination of employment; provided, however, in the event of a termination by the Company for “cause” (as defined in the Plan), the per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Section 12.2 shall be equal to the lesser of (a) the Fair Market Value of each such Shares, determined in accordance with the Plan as of the date of such termination, and (b) the Purchase Price.

(ii)	The Company’s option to repurchase the Employee’s Shares in the event of termination of employment shall be valid for a period of 18 months commencing with the date of such termination of employment.

(iii)	In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Employee’s Shares under this Section 12.2, the Company shall notify the Employee, or in case of death, his Survivor, in writing of its intent to repurchase the Shares. Such written notice may be mailed by the Company up to and including the last day of the time period provided for in Section 12.2(ii) for exercise of the Company’s option to repurchase.

(iv)	The written notice to the Employee shall specify the address at, and the time and date on, which payment of the repurchase price is to be made (the “Closing”). The date specified shall not be less than ten days nor more than 60 days from the date of the mailing of the notice, and the Employee or his successor in interest with respect to the Shares shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the repurchase price shall be delivered to the Employee or his successor in interest and the Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Employee or his successor in interest.

12.3 It shall be a condition precedent to the validity of any sale or other transfer of any Shares by the Employee that the following restrictions be complied with (except as hereinafter otherwise provided):

(i)	No Shares owned by the Employee may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions hereinafter set forth.

(ii)	Before selling or otherwise transferring all or part of the Shares, the Employee shall give written notice of such intention to the Company, which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the Shares of the Employee. Such notice shall constitute a binding offer by the Employee to sell to the Company such number of the Shares then held by the Employee as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Employee by the proposed transferee (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Shares proposed to be sold). The Company shall give written notice to the Employee as to whether such offer has been accepted in whole by the Company within 60 days after its receipt of written notice from the Employee. The Company may only accept such offer in whole and may not accept such offer in part. Such acceptance notice shall fix a time, location and date for the closing on such purchase (“Closing Date”) which shall not be less than ten nor more than 60 days after the giving of the acceptance notice. The place for such closing shall be at the Company’s principal office. At such closing, the Employee shall accept payment as set forth herein and shall deliver to the Company in exchange therefor certificates for the number of Shares stated in the notice accompanied by duly executed instruments of transfer.

(iii)	If the Company shall fail to accept any such offer, the Employee shall be free to sell all, but not less than all, of the Shares set forth in his notice to the designated transferee at the price and terms designated in the Employee’s notice, provided that (i) such sale is consummated within six months after the giving of notice by the Employee to the Company as aforesaid, and (ii) the transferee first agrees in writing to be bound by the provisions of this Section 12 so that such transferee (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the Shares in accordance with the terms hereof. After the expiration of such six months, the provisions of this Section 12.3 shall again apply with respect to any proposed voluntary transfer of the Employee’s Shares.

(iv)	The restrictions on transfer contained in this Section 12.3 shall not apply to (a) transfers by the Employee to his spouse or children or to a trust for the benefit of his spouse or children, (b) transfers by the Employee to his guardian or conservator, and (c) transfers by the Employee, in the event of his death, to his Survivors or to trustee(s) under his will (collectively, “Permitted Transferees”); provided however, that in any such event the Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

(v)	The provisions of this Section 12.3 may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

12.4 In the event that the Employee or his successor in interest fails to deliver the Shares to be repurchased by the Company under this Agreement, the Company may elect (a) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Employee or his successor in interest upon delivery of such Shares, and (b) immediately to take such action as is appropriate to transfer record title of such Shares from the Employee to the Company and to treat the Employee and such Shares in all respects as if delivery of such Shares had been made as required by this Agreement. The Employee hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

12.5 If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of Company issued with respect to the shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation, distributed with respect to the Shares then subject to the restrictions contained in this Agreement, shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement.

12.6 If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject immediately prior thereto to the Company’s rights to repurchase pursuant to this Agreement.

12.7 The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been so sold, assigned or otherwise transferred, in violation of this Agreement.

12.8 The provisions of Sections 12.1, 12.2 and 12.3 shall terminate upon the consummation of a public offering of any of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the 1933 Act.

12.9 If, in connection with a registration statement filed by the Company pursuant to the 1933 Act, the Company or its underwriter so requests, the Employee will agree not to sell any Shares for a period not to exceed 180 days following the effectiveness of such registration.

12.10 The Employee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Employee any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Employee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

12.11 All certificates representing the Shares to be issued to the Employee pursuant to this Agreement shall have endorsed thereon a legend substantially as follows: “The shares represented by this certificate are subject to restrictions set forth in an Incentive Stock Option Agreement dated                      with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

13.	DRAG ALONG RIGHTS.

In the event that an Investor Majority (as defined below) (the “Selling Investors”) approve a Sale Event (as defined below), then the Employee hereby agrees:

(a)	if such transaction requires stockholder approval, with respect to all Securities (as defined below) that such Employee owns or over which such Employee otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Securities in favor of, and adopt, such Sale Event (together with any related amendment to the Certificate of Incorporation of the Company, as amended and/or restated from time to time (the “Charter”) required in order to implement such Sale Event) and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale Event;

(b)	if such transaction is a Stock Sale (as defined below), to sell the same proportion of shares of capital stock of the Company beneficially held by such Employee as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Securities, and, on the same terms and conditions as the Selling Investors, subject to payment of the Series A Preference Amount (as defined in the Charter), which may be waived for all Investors by an Investor Majority;

(c)	to execute and deliver all related documentation and take such other action in support of the Sale Event as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 13, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(d)	not to deposit, except as provided in this Agreement, any Securities of the Company owned by such Employee in a voting trust or subject any Securities to any arrangement or agreement with respect to the voting of such Securities, unless specifically requested to do so by the acquiror in connection with the Sale Event; and

(e)	to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale Event.

If the consideration to be paid in exchange for the Securities pursuant to this Section 13 includes any securities and due receipt thereof by the Employee would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to the Employee of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to the Employee in lieu thereof, against surrender of the Securities which would have otherwise been sold by the Employee, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which the Employee would otherwise receive as of the date of the issuance of such securities in exchange for the Securities.

If the Employee fails or refuses to vote or sell its Shares as required by this Section 13, then the Employee hereby irrevocably constitutes and appoints the Company and any representative or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Employee and in the name of the Employee or in its own name, for the purpose of carrying out the terms of this Section 13, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 13. The Employee hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

For purposes of this Section 13, (a) a “Sale Event” shall mean either (i) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”), or (ii) a transaction that is or could be treated as a Liquidation Event (as defined in the Charter); (b) “Securities” shall mean, at any time, shares of (i) Common Stock (including the Shares under this Agreement), (ii) Preferred Stock, and (iii) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or other corporate reorganization); (c) “Common Stock” shall mean the Company’s Common Stock, par value $.0001 per share, and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares recapitalization, merger, consolidation or other corporate reorganization); (d) “Preferred Stock” shall mean the Series A Preferred Stock, together with any shares issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization); (e) “Series A Preferred Stock” shall mean shares of the Company’s Series A Preferred Stock, par value $.0001 per share; (f) “Investor Majority” shall mean the holders of not less than fifty eight percent (58%) of the issued and outstanding shares of Series A Preferred Stock held by all of such holders; and (g) “Person” shall mean an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.

14.	NO OBLIGATION TO EMPLOY.

The Company is not by the Plan or this Option obligated to continue the Employee as an employee of the Company or an Affiliate. The Employee acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) that the Employee’s participation in the Plan is voluntary; (v) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Employee’s employment contract, if any; and (vi) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

15.	OPTION IS INTENDED TO BE AN ISO.

The parties each intend that the Option to be an ISO so that the Employee (or the Employee’s Survivors) may qualify for the favorable tax treatment provided to holders of Options that meet the standards of Section 422 of the Code. Any provision of this Agreement or the Plan which conflicts with the Code so that this Option would not be deemed an ISO is null and void and any ambiguities shall be resolved so that the Option qualifies as an ISO. Nonetheless, if the Option is determined not be an ISO, the Employee understands that neither the Company nor any Affiliate is responsible to compensate him or otherwise make up for the treatment of the Option as a Non-qualified Option and not as an ISO. The Employee should consult with the Employee’s own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

16.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the Option. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such Shares before the later of (a) two years after the date the Employee was granted the Option or (b) one year after the date the Employee acquired Shares by exercising the Option, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

17.	NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:
Dicerna Pharmaceuticals, Inc. 480 Arsenal Street Building 1, Suite 120 Watertown, MA 02472

If to the Employee:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

18.	GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the courts of Essex County, Massachusetts or the federal courts of the United States for the District of the Commonwealth of Massachusetts.

19.	BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

20.	ENTIRE AGREEMENT.

This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

21.	MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

22.	WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

23.	DATA PRIVACY.

By entering into this Agreement, the Employee: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has hereunto set his hand, all as of the day and year first above written.

DICERNA PHARMACEUTICALS, INC.

By:
Name:
Title:

Exhibit A

NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION

[Form for Unregistered Shares]

To:	Dicerna Pharmaceuticals, Inc.

480 Arsenal Street

Building 1, Suite 120

Watertown, MA 02472

Ladies and Gentlemen:

I hereby exercise my Incentive Stock Option to purchase          shares (the “Shares”) of the common stock, $.0001 par value, of Dicerna Pharmaceuticals, Inc. (the “Company”), at the exercise price of [$         ] per share, pursuant to and subject to the terms of that certain Incentive Stock Option Agreement between the undersigned and the Company dated                     .

I am aware that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws. I understand that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares; (2) I have had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to my satisfaction; (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (4) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto.

I hereby represent and warrant that I am purchasing the Shares for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Shares.

I understand that because the Shares have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.

I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Shares or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

I consent to the placing of a legend on my certificate for the Shares stating that the Shares have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed without restriction.

I understand that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Shares by me. I understand that the Company has no obligation to me to register the sale of the Shares with the SEC and has not represented to me that it will register the sale of the Shares.

I understand the terms and restrictions on the right to dispose of the Shares set forth in the 2007 Employee, Director and Consultant Stock Plan, as amended and restated from time to time, and the Incentive Stock Option Agreement, both of which I have carefully reviewed. I consent to the placing of a legend on my certificate for the Shares referring to such restriction and the placing of stop transfer orders until the Shares may be transferred in accordance with the terms of such restrictions.

I have considered the Federal, state and local income tax implications of the exercise of my Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the stock certificate for the Shares (check one):

☐ to me; or

☐ to me and                     , as joint tenants with right of survivorship

and mail the certificate to me at the following address:

My mailing address for shareholder communications, if different from the address listed above is:

Very truly yours,

Employee (signature)

Print Name

Date

Social Security Number

Exhibit A

NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION

[Form For Registered Shares]

To:	Dicerna Pharmaceuticals, Inc.

480 Arsenal Street

Building 1, Suite 120

Watertown, MA 02472

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

I hereby exercise my Incentive Stock Option to purchase              shares (the “Shares”) of the common stock, $.0001 par value, of Dicerna Pharmaceuticals, Inc. (the “Company”), at the exercise price of              per share, pursuant to and subject to the terms of that certain Incentive Stock Option Agreement between the undersigned and the Company dated                     .

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the Shares (check one):

☐ to me; or

☐ to me and                                         , as joint tenants with right of survivorship,

at the following address:

My mailing address for shareholder communications, if different from the address listed above, is:

Very truly yours,

Employee (signature)

Print Name

Date

Social Security Number